UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 496-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            On May 4, 2023, at the Annual General Meeting of Shareholders of AXIS Capital Holdings Limited (the “Company”), the Company’s shareholders approved an amendment to the Company’s Amended and Restated 2017 Long-Term Equity Compensation Plan (the “Plan”) to increase by 1,125,000 the number of common shares authorized for issuance under the Plan.

A description of the material terms of the amended and restated Plan was included in the section titled “Proposal 4. Amendment to Amended and Restated 2017 Long-Term Equity Compensation Plan” on pages 80-85 of the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 24, 2023. The amended and restated Plan is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

(e)            On May 3, 2023, the Human Capital and Compensation Committee of the Company’s Board of Directors unanimously approved increases in the compensation of (i) Peter Vogt, the Company’s Chief Financial Officer, to amend his base salary to $700,000 and his annual target long-term incentive award to $1,400,000; and (ii) Conrad Brooks, the Company’s General Counsel, to amend his base salary to $550,000 and his annual target long-term incentive award to $750,000. The changes are effective as of June 1, 2023.

Item 5.07	Submission of Matters to a Vote of Security Holders

As discussed in Item 5.02 above, the Company held its Annual General Meeting of Shareholders on May 4, 2023. Shareholders were asked to vote with respect to five proposals. Set forth below is a brief description of each matter voted upon at the Annual General Meeting and the results of voting on each such matter.

Proposal No. 1: The election of the Class II Directors named below to serve until the 2026 Annual General Meeting of Shareholders. There was no solicitation in opposition to either of the nominees listed in the proxy statement and all of the nominees were elected.

Director Name	For	Against	Abstain	Broker Non-Votes
W. Marston Becker	73,925,115	2,755,919	57,839	4,540,541
Michael Millegan	73,855,349	2,825,685	57,839	4,540,541
Thomas C. Ramey	63,636,550	13,044,433	57,890	4,540,541
Lizabeth H. Zlatkus	73,961,601	2,707,125	70,147	4,540,541

Proposal No. 2: The shareholders approved, in a non-binding vote, the compensation paid to the Company’s named executive officers as set forth below.

For	Against	Abstain	Broker Non-Votes
60,379,552	16,301,070	58,251	4,540,541

Proposal No. 3: The shareholders approved, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
72,797,861	3,800	3,885,129	52,083	4,540,541

Proposal No. 4: The shareholders approved the amendment to the Company’s Amended and Restated 2017 Long-Term Equity Compensation Plan increasing the aggregate number of shares of common stock authorized for issuance as set forth below.

For	Against	Abstain	Broker Non-Votes
72,311,170	4,384,813	42,890	4,540,541

Proposal No. 5: The shareholders approved the appointment of Deloitte Ltd., Hamilton, Bermuda to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm as set forth below.

For	Against	Abstain	Broker Non-Votes
79,198,331	1,881,704	199,379	—

Based upon the results for Proposal 3 above, and consistent with the recommendation of the Board of Directors, the Board has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required vote on the frequency of such votes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

10.1	AXIS Capital Holdings Limited Second Amended and Restated 2017 Long-Term Equity Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2023

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel